Speech Design GmbH
Mr. Placzek
Industriestrasse 1

D-82110 Germering
                                                   Corporate Customers
                                                   M/FKA Gerhild Jager
                                                   Tel.: (089) 2134-2232

                                                   Lending Officer
                                                   M/KRN2 Maria Boldinger
                                                   Tel.: (089) 2134-3517

                                                   Munich, September 18, 1998

Term Sheet for Acquisition Line



Dear Mr. Placzek,

We are pleased to submit to you the updated term sheet for review. If you agree to its contents, it will be our pleasure to let you have the final version of the loan agreement.

Borrower

                          Speech Design GmbH, Germering

1.   Amount of Loan

     The Bank shall make a credit line of

                                DM 15,000,000.00
                      (say: fifteen million Deutsche Mark)

     available to the Borrower.

2.   Maturity

     The credit line is made available until further notice but no longer than until September 30, 2006.

3.   Purpose

     The credit line shall serve to finance the acquisition of companies and their subsidiaries which meet the requirements described in this Agreement. The financing shall cover the purchase price and acquisition cost (commissions and fees). Following inspection of the financing concept of a proposed investment and analysis of the necessary documents as part of the credit examination procedure, DG BANK will reserve the right to provide financing support on the merits of each individual case.

4.   Availability

     The credit line shown under 1 above may be utilised, following an agreement with the Bank, by:

     - Credits in current account

     - Domestic time funds with terms of 1, 2, 3, 6 or 12 months

     The Borrower shall indicate the utilisation of domestic time funds and the desired interest period 2 bank working days prior to commencement of the interest period.

     - Euro-DM time funds with terms of 1, 2, 3, 6 or 12 months

     The Bank is prepared, within the scope of its possibilities, to make the DM loan amount available in Euro-DM through one of its branches or to arrange such a loan through another credit institution. In case of an arrangement of such a loan, the Borrower instructs the Bank already now, if required, to guarantee such loan towards the other credit institution. Nos. 8 to 9 of this Loan Agreement shall apply, mutatis mutandis, to credits by way of guarantee.

     The Borrower shall indicate the utilisation of Euro-DM time funds and the desired interest period 2 bank working days prior to commencement of the interest period.

     In the event that, due to sovereign regulations, it should not be possible to make further Euro-DM time funds available, that the functioning of the Euromarket is disrupted or Euro-DM are not available to the Bank in the market or cannot be arranged, the loan will be made available as a domestic DM loan.

     In the event that the loan should be arranged by the Bank through another credit institution, the above paragraphs shall apply, subject to special regulations.

5.   Repayment

     Repayment relates to each individual acquisition transaction and shall be for a minimum of one-eighth annually - of the pertinent acquisition financing. Any credit lines becoming available through repayment may be utilised for further acquisition transactions.

     The loan amount outstanding at the end of the agreed term of the credit line shall be due and repayable in one amount at maturity.

     The due dates of any repayments shall be agreed separately.

     Six months prior to expiry of the term agreed under 2 above, the parties will enter into negotiations about an extension of this agreement.

6.   Terms

     Credits in current account:           In line with the prevailing market
                                           situation, currently and until
                                           further notice 8.25% p.a. (DG BANK
                                           prime rate + 200 basis points).

     Domestic time funds:                  200 basis points above FIBOR
                                           determined for the respective
                                           interest period and published by
                                           Reuters.

                                           The interest rate will be fixed by
                                           the Bank 2 working days prior to
                                           commencement of an interest period.
                                           The Bank will communicate the
                                           interest rate determined to the
                                           borrower forthwith.

                                           The year will be counted as 360
                                           days and a month with the exact
                                           number of days.

     Euro-DM time funds:                   200 basis points above the
                                           respective interbank rate published
                                           by Reuters.

                                           The interest rate will be fixed by
                                           the Bank or the credit institution
                                           involved 2 bank working days prior
                                           to commencement of an interest
                                           period. The Bank will communicate
                                           the interest rate determined to the
                                           Borrower forthwith.

                                           The year will be counted as 360
                                           days and a month with the exact
                                           number of days.



     The Bank shall be at liberty to adjust the above terms to the prevailing market situation.

     If the requirements described in Enclosure A are met, it will be possible to reduce the premium over FIBOR or the interbank rate by a maximum of 75 basis points and the interest rate for current account credits by 200 basis points.

     A commitment fee of 55 basis points p.a. will be charged pro rata temporis on any part of the credit line not being utilised.

     Interest and fees will be debited at the end of each quarter, unless agreed otherwise.

     Interest and fees relating to domestic and Euro time funds will be debited at the end of each interest period.

7.   Contract fee

     The contract fee is DM 30,000.00 payable upon conclusion of the Loan Agreement.

8.   Security

     To secure any current and future claims of the Bank arising from this Loan Agreement and the other banking business relationship, the following security items shall be made available to the Bank by means of separate agreements:

     - Guarantees/Co-liability of the companies to be acquired and their subsidiaries as well as guarantees/co-liability of the subsidiaries of Speech Design GmbH

     - Pledge of the shares of the companies to be acquired and their subsidiaries with subordinate attachment of the sales proceeds

     The further provisions of Nos. 12 (6), 13-17 of the General Business Conditions of the Bank shall remain unaffected.

9.   Covenants and further contractual terms

     (a) Covenants for Speech Design GmbH, including the investments in subsidiaries and associated companies to be consolidated:

     Financial covenants:

     The following covenants will be verified quarterly on a rolling 12-month basis. The ratios shall be determined on the basis of the audited annual accounts and quarterly interim accounts, both of which shall be drawn up in accordance with US-GAAP. (Certain definitions relating to the covenants are shown in Enclosure B)

     - "Fixed cost cover ratio" - Definition:

     (EBITDA + payments under leasing agreements - taxes) in relation to fixed cost. Minimum factor: 1.75

     - "Leverage factor" - Definition:

     Long-term liabilities in relation to EBITDA. Maximum factor: 3.25

     - "Long-term liabilities in relation to total capitalisation" - Definition:

     Total long-term liabilities in relation to total capitalisation. This ratio must not exceed 60 per cent.

     - "Interest coverage" - Definition:

     EBIT (Earnings before interest and taxes) in relation to interest. Minimum factor: 3.25

     -    "Equity ratio" minimum 30 per cent

          Determination of equity ratio:   adjusted equity capital x 100
                                           adjusted balance sheet total

          Adjusted equity capital:         subscribed capital
                                           + capital reserve
                                           + revenue reserve
                                           + profit/ - loss brought forward
                                           + net income/ - loss for the year
                                           + 50% of special items with a
                                             reserve element
                                           + (long-term, subordinated)
                                             shareholder loans
                                           - discounts included in prepaid
                                             expenses
                                           - goodwill shown as an asset
                                             (including intangible assets)

          Adjusted balance sheet total:    Balance sheet total
                                           - discounts included in prepaid
                                             expenses
                                           - goodwill shown as an asset
                                             (including intangible assets)

     In the case of innovative enterprises, it shall still be negotiated in each individual case about a possible partial deduction of the goodwill shown as an asset.

     On the average of the past two business years, the final distribution may not exceed a maximum of 25 per cent of the distributable profit to shareholders, currently Bogen Inc.

     Note:

     Non-compliance with the covenants shall entitle the Bank to instantly terminate the Agreement.

     Disclosure covenants:

     - Submission of the final consolidated Auditor's Report of Speech Design GmbH drawn up in accordance with US-GAAP by April 30 of the following year

     - Annual projections (US-GAAP) for the entire business of the Group by December 31 of each year with details for the three subsequent years and strategic planning for the planning years four and five years

     - Quarterly submission of interim accounts/ managerial analyses (US-GAAP), signed with legally binding effect, with target-performance comparison and a declaration concerning compliance with the covenants not later than 30 days from the end of each quarter (exception: quarters with acquisition)

     - Monthly submission of managerial analyses (US-GAAP), signed with legally binding effect, not later than 30 days from the end of each month (exception: months with acquisition)

     (b)  Requirements concerning companies to be acquired

          Investment areas:           EU countries, Israel, Switzerland

          Companies:                  - Established firm with business focus
                                        identical or comparable with that of
                                        Speech Design GmbH

                                      - Business focus on EU countries, Israel,
                                        Switzerland

                                      - Established market position

                                      - Minimum sales of DM 2 million in the
                                        first planning year

                                      - The part of the purchase price financed
                                        by us must not exceed five times EBITDA
                                        of the last business year, or as an
                                        alternative, the current planning year
                                        of the targeted company

                                      - Positive sales and profit prospects

                                      - Secure/stable cash flow

                                      - Experienced management

                                      - Company possesses controlling

     (c) Documentation/information to be submitted in respect of companies to be acquired

     -    Information on history and background of the company

     -    Description of the principal products/services

     - Audited annual/consolidated annual accounts of the past three business years drawn up in accordance with US-GAAP as well as audited interim accounts or, as may be agreed with DG BANK, verification of annual/consolidated/interim accounts by a recognised auditor or similar

     - Business plan (US-GAAP) for the subsequent three years (forecasts for balance sheet, profit and loss account, flow-of-funds analysis, underlying assumptions, margins and limits) as well as strategic planning for the planning years four and five

     - Proforma calculation of the covenants based on the above documents for a period of 12 months before and after the acquisition

     - Market analysis drawn up by Speech Design and/or, at the request of DG BANK, by a consulting company to be designated

     - Positive due diligence by a recognised auditor, with a cooperation of a consulting company to be designated, if appropriate, comprising the description of the principal competitors, examination of the medium-term business plan and appraisal of the proposed purchase price

     - Statement of Speech Design GmbH on the expectations from the acquisition

     (d)  Other arrangements

     - Immediate repayment of the residual loan amount outstanding under the financing of the acquisition of a company in the event of partial or total sale of the company acquired.

     - Any out-of-pocket expenses and third-party costs incurred by the Bank under the Loan Agreement, the individual acquisition financings and premature release of time deposits shall be borne by the Borrower.

     - An English translation of this term sheet will be made for Bogen Inc. The German version shall be legally binding.

     The Agreement shall further be governed by the General Credit and Loan Conditions, the Conditions for Guarantee Business and the General Business Conditions of the Bank, all of which are in your possession.

     Should you have any questions, please do not hesitate to call us.

     Yours faithfully,


     DG BANK
     Deutsche Genossenschaftsbank AG

Speech Design GmbH
Mr. K.-H. Placzek
Industriestrasse 1
D-82110 Germering
                                                   Corporate Accounts
                                                   M/FKA Gerhild Jager
                                                   Tel.: +49 (0) 89 2134-2232

                                                   Credit Accounts
                                                   M/KRN2 Maria Boldinger
                                                   Tel.: +49 (0) 89 2134-3517

                                                   Munich, October 16th, 1998


Re:  Letter from Bogen Inc. dated 28.09.1998



Dear Mr. Placzek,

As agreed, we give you confirmation that speech Design GmbH fully fulfills the covenants as at September 30th, 1998 which are calculated on the basis of the documents to be submitted pursuant to the Term Sheet dated September 18th, 1998.

Compliance with the covenants, becomes relevant when the credit is taken up first. The commercial informations are to be met when the credit agreement is concluded.

The granting of a short-term partner's loan by Speech Design GmbH to Bogen Inc. along the same lines as before is not an obstacle to the granting of a credit and will continue to be tolerated in future.

The granting and/or repayment of short-term partner's loans is of no relevance to the calculation of the maximum distribution of profits in accordance with section 9a) of the above mentioned Term Sheet to the partner, at the present time Bogen Inc.

We hope this clears up the concerns expressed by Bogen Inc.

This is an English translation of the German letter. The German version is binding.

Yours sincerely,

DG Bank
Deutsche Genossenschaftsbank AG